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                                                                     EXHIBIT 5.1


                               February 14, 2000


SAFECO Corporation
4333 Brooklyn Avenue N.E.
Seattle, Washington  98185

Ladies and Gentlemen:

        This opinion is furnished in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $500,000,000 aggregate principal amount of Debt Securities (the "Debt Securities") of SAFECO Corporation (the "Company") pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

        We have examined the Registration Statement and such other documents and records of the Company. certificates of public officials, and other documents as we have deemed necessary or appropriate for the purposes of this opinion. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to such terms in the registration Statement.

        Based upon the foregoing, we are of the opinion that, when the following events have occurred:

        (a) the Registration Statement and any amendments or supplements thereto have been filed, and the Registration Statement has become effective;

        (b) the Indenture has been duly executed and delivered by the Company and the Trustee;

        (c) the terms of the Debt Securities and their issue and sale have been duly established in conformity with the Indenture; and

        (d) the due execution by the Company and authentication and delivery by the Trustee of the Debt Securities, and the issuance and sale thereof by the Company as contemplated by the Registration Statement;

the Debt Securities will constitute in the hands of the respective holders thereof valid and binding obligations of the Company, subject to applicable bankruptcy and insolvency laws and the application of general principles of equity.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                      Very truly yours,



                                      Perkins Coie LLP